As filed with the U.S. Securities and Exchange Commission on February 20, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XOOM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3401054
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Bush Street, Suite 300

San Francisco, CA 94104

(Address of Principal Executive Offices)

XOOM CORPORATION 2010 STOCK OPTION AND GRANT PLAN

XOOM CORPORATION 2012 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plans)

John Kunze

Xoom Corporation

President and Chief Executive Officer

100 Bush Street, Suite 300

San Francisco, CA 94104

(Name and address of agent for service)

(415) 777-4800

(Telephone number, including area code, of agent for service)

Copies to:

Anthony J. McCusker Richard A. Kline Goodwin Procter LLP 135 Commonwealth Drive Menlo Park, CA 94025 (650) 752-3100	Christopher G. Ferro Vice President and General Counsel Xoom Corporation 100 Bush Street, Suite 300 San Francisco, CA 94104 (415) 777-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.0001 par value per share (2012 Stock Option and Incentive Plan)	3,070,537(2)	$16.00(4)	$49,128,592	$6,702
Common stock, $0.0001 par value per share (2010 Stock Option and Grant Plan)	6,525,373(3)	$5.21(5)	$33,997,193	$4,638
Total	9,595,910		$83,125,785	$11,340

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)

Represents 3,070,537 shares of common stock available for future issuance under the 2012 Stock Option and Incentive Plan (the “2012 Plan”). Shares of common stock reserved for issuance under the 2012 Plan consist of (a) 3,000,000 shares of common stock reserved for future issuance under the 2012 Plan plus (b) 70,537 shares of common stock previously reserved but unissued under the 2010 Stock Option and Grant Plan (the “2010 Plan”) that are now available for future issuance under the 2012 Plan, subject to certain limitations. See footnote 3 below.

(3)	Represents shares of common stock reserved for issuance pursuant to stock options outstanding under the 2010 Plan as of the date of this Registration Statement. To the extent that any such awards are forfeited or lapse unexercised subsequent to the date of this Registration Statement, the shares of common stock subject to such awards will become available for issuance under the 2012 Plan. See footnote 2 above.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $16.00, the initial public offering price of the Registrant’s common stock set forth on the cover page of the Registrant’s prospectus dated February 14, 2013 relating to its initial public offering.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $5.21 per share, the weighted average exercise price of awards outstanding under the 2010 Plan as of February 20, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a)	The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act on February 15, 2013 relating to the Registration Statement on Form S-1, as amended (File No. 333-185967), which contains the registrant’s audited financial statements for the latest fiscal year which such statements have been filed, and the registration statement on Form S-1 (File No. 333-186694) filed pursuant to Rule 462(b) under the Securities Act on February 14, 2013;

(b)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-35801) filed with the Commission on February 1, 2013 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description; and

(c)	All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of common stock registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

The Registrant has adopted provisions in the Registrant’s certificate of incorporation and bylaws that limit or eliminate the personal liability of the Registrant’s directors and executive officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director or executive officer will not be personally liable to the Registrant or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability in limited circumstances.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, the Registrant’s bylaws provide that:

•

the Registrant will indemnify its directors and executive officers and, in the discretion of its board of directors, certain employees and agents to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

the Registrant will advance reasonable expenses, including attorneys’ fees, to its directors and executive officers, and in the discretion of its board of directors, to certain employees and agents, in connection with legal proceedings relating to their service for or on behalf of the Registrant, subject to limited exceptions.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors, executive officers and, at times, their affiliates, to the fullest extent permitted by the DGCL.

The Registrant also maintains general liability insurance which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, this 20th day of February, 2013.

XOOM CORPORATION

By:	/s/ John Kunze
John Kunze
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Xoom Corporation, hereby severally constitute and appoint John Kunze and Ryno Blignaut, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ John Kunze John Kunze	President, Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2013

/s/ Ryno Blignaut Ryno Blignaut	Chief Financial Officer and Chief Risk Officer (Principal Financial and Accounting Officer)	February 20, 2013

/s/ Roelof Frederik Botha Roelof Frederik Botha	Director	February 20, 2013

/s/ Alison Davis Alison Davis	Director	February 20, 2013

/s/ Murray Demo Murray Demo	Director	February 20, 2013

/s/ Kevin E. Hartz Kevin E. Hartz	Director	February 20, 2013

/s/ C. Richard Kramlich C. Richard Kramlich	Director	February 20, 2013

II-1

/s/ Anne Mitchell Anne Mitchell	Director	February 20, 2013

/s/ Keith Rabois Keith Rabois	Director	February 20, 2013

/s/ Matthew Roberts Matthew Roberts	Director	February 20, 2013

II-2

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen certificate evidencing shares of common stock(1)

4.2	2010 Stock Option and Grant Plan and forms of agreements thereunder(2)

4.3	2012 Stock Option and Incentive Plan and forms of agreements thereunder(3)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-185967), filed previously with the Commission on January 11, 2013 and incorporated by reference herein.
(2)	Filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-185967), filed previously with the Commission on January 11, 2013 and incorporated by reference herein.
(3)	Filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-185967), filed previously with the Commission on January 11, 2013 and incorporated by reference herein.